Exhibit 99.3

Walmart Announces Nationwide Opioid Settlement Framework

BENTONVILLE, Ark., Nov. 15, 2022 — Walmart announced today it has agreed to a $3.1 billion nationwide opioid settlement framework designed to resolve substantially all opioid lawsuits and potential lawsuits by state, local, and tribal governments, if all conditions are satisfied.

Walmart believes the settlement framework is in the best interest of all parties and will provide significant aid to communities across the country in the fight against the opioid crisis, with aid reaching state and local governments faster than any other nationwide opioid settlement to date, subject to satisfying all settlement requirements.

Walmart is proud of our pharmacists and our efforts to help fight the opioid crisis. Walmart strongly disputes the allegations in these matters, and this settlement framework does not include any admission of liability. Walmart will continue to vigorously defend the company against any lawsuit not resolved through this settlement framework.

About Walmart’s Commitment to Opioid Stewardship

Walmart’s mission is to help people “live better,” and this includes both providing our customers with access to their prescription medications and helping to fight the opioid crisis facing our country. Walmart has adopted many approaches to fighting the opioid crisis, such as:

•Educating and empowering pharmacists
•Reducing the amount of opioids dispensed
•Protecting against diversion and theft
•Increasing access to overdose reversal medication
•Educating our patients and our communities about opioid abuse
•Advocating for state and national policies aimed at curbing opioid abuse and misuse

More information about Walmart’s industry-leading Opioid Stewardship program is available at https://corporate.walmart.com/opioids.

About Walmart
Walmart Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, approximately 230 million customers and members visit more than 10,500 stores and numerous eCommerce websites under 46 banners in 24 countries. With fiscal year 2022 revenue of $573 billion, Walmart employs approximately 2.3 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting https://corporate.walmart.com, on Facebook at https://facebook.com/walmart and on Twitter at https://twitter.com/walmart.

Media Contact
            Randy Hargrove
          (800) 331-0085

Investor Contact
            Steph Wissink
            stephanie.wissink@walmart.com

Forward-Looking Statements
This release contains statements that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements can typically be identified by the use therein of words and phrases such as “believe,” “continue,” “designed to,” “to be,” “will continue,” “will provide,” variations of such words or phrases, other phrases commencing with the word "will" or similar words and phrases denoting anticipated or expected occurrences or results. These forward-looking statements are based on our knowledge and assumptions that we believe to be reasonable when such forward-looking statements were or are made. Consequently, this cautionary statement qualifies all forward-looking statements we make, including those made herein and incorporated by reference herein. We cannot assure you that the results or developments expected or anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business, our operations or our operating results in the manner or to the extent we expect. We caution readers not to place undue reliance on such forward-looking statements, which speak only as of their dates. We undertake no obligation to revise or update any of the forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.